UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: June 11, 2012

INFORMATION ARCHITECTS CORPORATION

NORTH CAROLINA	0-22325	87-0399301
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.)

7625 Chapelhill Drive

ORLANDO, FLORIDA 32819

(954) 358-7099

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Section 1 – Registrant’s Business and Operations

Not Applicable

Section 2 – Financial Information

Not Applicable

Section 3 – Securities and Trading Markets

Not Applicable

Section 4 – Matters related to Accountants and Financial statements

Not Applicable

Section 5 – Corporate Governance and Management

Item 5.02 (b)

Information Architects Corporation announced June 5th, 2012 that it has named J. RUSSEL DORSETT as its new Chief Executive Officer.

Mr. Dorsett will be primarily responsible for implementing Information Architects’ aggressive new growth strategy, including the integration of new business strategies and initiatives which are already in progress.  Mr. Dorsett will also be responsible for identifying and expanding additional new business ventures for IACH. In addition to being the CEO, Mr. Dorsett will also join the Board of Directors of the Corporation and assume the role of Chairman.

Mr. Dorsett is currently a director at Veris Settlement Partners, a position he has held since 2008. He also is the co-owner of Select Life Settlement Corporation which has been in active in the life settlement business since October of 2005. Mr. Dorsett’s experience as an executive in the insurance industry dates back to 1974, and includes acting as a senior executive for a number of major insurance carriers.  It also includes his tenure as Managing Director and CEO from 1995 to 2002 of American International Assurance, Australia (AIA) which was at that time the Australian division of insurance giant AIG. Mr. Dorsett also served on the Board of Directors of the Life Insurance Settlement Association (LISA) for four years and as President for two.  Mr. Dorsett is a CLU and a 1972 graduate of the University of Texas at Austin. .

Mr. Dorsett does not have any family or other relationship with any director or executive officer of the Company and there were no transactions between Mr. Dorsett and any director, executive officer, or the Company prior to the appointment.

Mr. Dorsett will receive 100,000 Preferred B shares and will be compensated at $150,000 per year for the two year period of the contract.

Section 6 – Asset-Backed Securities

Not Applicable

Section 7 – Regulation FD

Not Applicable

Section 8 – Other Events

Not Applicable

Section 9 – Financial Statements and exhibits

Not Applicable

Exhibits

Number	Description
10.01	None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned hereunto duly authorized.

June 11, 2012

INFORMATION ARCHITECTS CORPORATION BY: /S/ Thomas M Jaspers —————————————— Thomas M Jaspers CFO